As filed with the Securities and Exchange Commission on March 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KENDLE INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Ohio	1200 Carew Tower 441 Vine Street Cincinnati, Ohio 45202 (513) 381-5550 Facsimile (513) 381-5870	31-1274091
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(IRS Employer Identification Number)

F. Mark Reuter, Esq.

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

(513) 579-6469

Facsimile (513) 579-6457

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Common Stock (4)	(5)
Preferred Stock (6)	(5)
Debt Securities (7)	(5)
Warrants (8)	(5)
Depositary Shares (9)	(5)
Total	$300,000,000	$9,210

(1)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of securities registered under this Registration Statement.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933.
(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000. Securities registered under this Registration Statement may be sold separately, or together. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered under this Registration Statement, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.
(4)	An indeterminate number of shares of common stock of the Registrant as may be sold from time to time are being registered under this Registration Statement. Also includes such indeterminate number of shares of common stock as may be (a) issued upon conversion, redemption or exchange for any debt securities or preferred stock that provide for conversion or exchange into common stock, (b) issued upon exercise and settlement of any warrants or (c) issued as a result of stock splits, stock dividends or similar transactions. Each share of common stock includes an associated right to purchase common stock in accordance with the Registrant’s Shareholder Rights Agreement dated August 13, 1999.
(5)	Not required to be included pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.
(6)	An indeterminate number of shares of preferred stock of the Registrant as may be sold from time to time are being registered under this Registration Statement. Also includes such indeterminate number of shares of preferred stock as may be (a) issued upon conversion, redemption or exchange for any debt securities that provide for conversion or exchange into preferred stock, (b) issued upon exercise and settlement of any warrants or (c) issued as a result of stock splits, stock dividends or similar transactions.
(7)	An indeterminate principal amount of debt securities of the Registrant as may be sold from time to time are being registered under this Registration Statement. If any debt securities of the Registrant are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any securities previously issued under this Registration Statement.
(8)	An indeterminate number of warrants of the Registrant as may be sold from time to time are being registered under this Registration Statement. Warrants may be exercised to purchase common stock, preferred stock, debt securities or depositary shares.
(9)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. If the Registrant elects to offer to the public fractional interests in shares of the preferred stock registered under this Registration Statement, depositary receipts will be distributed to those persons purchasing such fractional interests and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2007

Prospectus

$300,000,000

Debt Securities, Common Stock, Preferred Stock, Warrants and

Depositary Shares

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $300,000,000, in any combination, of debt securities, common stock, preferred stock, warrants and depositary shares.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “KNDL.” On March 20, 2007, the closing price of our common stock as reported by the NASDAQ Global Select Market was $32.29 per share.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the section entitled “ Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced under the following heading. Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “Kendle,” or the “Company” refer to Kendle International Inc. and all its subsidiaries and predecessors as a combined entity.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also access these filings free of charge through our Internet site at www.Kendle.com. Other than information specifically incorporated by reference in this prospectus, information on our Internet site is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information that we file with it. This prospectus incorporates important business and financial information about us which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission.

SEC Filings (File No. 0-13375)	Period
Annual Report on Form 10-K	Year Ended December 31, 2006 (including Form 10-K/A filed on March 21, 2007)
Quarterly Reports on Form 10-Q	None
Current Reports on Form 8-K	Dated August 16, 2006 (as amended on November 1, 2006 and March 21, 2007) and March 7, 2007
Form 8-A Registration Statements	Filed on August 22, 1997 and September 7, 1999

All documents that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the end of the offering of the securities under this document shall also be deemed to be incorporated in this prospectus by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain a copy of these filings without charge, by writing or telephoning us at the following address:

Jarrod B. Pontius, Esq.

Senior Corporate Counsel

1400 Carew Tower

441 Vine Street

Cincinnati, Ohio 45202

(513) 381-5550

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used. Such statements are based upon our current expectations and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties. These risks and uncertainties include, but are not limited to:

•	the impact of competition in the clinical research organization industry;

•	dependence on the outsourcing trends and research and development expenditures of the biopharmaceutical industry;

•	reliance on key customers;

•	financial difficulties experienced by customers;

•	the delay, termination or reduction in scope of customer contracts;

•	changes in government regulation;

•	fluctuations in operating results or costs;

•	fluctuations in foreign currency exchange rates or restrictions;

•	unexpected difficulties in integrating acquired businesses; and

•	the ability to retain key employees of acquired businesses.

The Company has no obligation to update publicly any forward-looking statements to reflect subsequent events or circumstances.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, incorporated by reference in this prospectus, including, without limitation, the “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, before making an investment decision. For more information see “Where You Can Find More Information.”

KENDLE INTERNATIONAL INC.

Kendle is a leading clinical research organization delivering innovative and robust clinical development solutions—from first-in-human studies through market launch and surveillance—to help the world’s biopharmaceutical companies maximize product life cycles and grow market share. Our global clinical development business is focused on five regions—North America, Europe, Asia/Pacific, Latin America and Africa—to meet customer needs. As of the date of this prospectus Kendle has 46 office locations in 25 countries on five continents.

Our principal executive offices are located at 1200 Carew Tower, 441 Vine Street, Cincinnati, Ohio, 45202, and our telephone number is (513) 381-5550. Our Internet address is www.Kendle.com. Other than information specifically incorporated by reference in this prospectus, information on our Internet site is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by us for general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year Ended December 31,
2006	2005	2004	2003	2002	2001
2.28	6.92	2.94	1.30	(16.94)	3.51

The ratio of earnings to fixed charges has been computed by dividing total earnings by total fixed charges. Earnings were calculated by adding income (loss) before income taxes and fixed charges. Fixed charges consist of interest, amortized expenses related to indebtedness and one-third of rent expense as representative of the interest portion of rentals.

As a result of the loss before income taxes incurred in the year 2002, the ratio of earnings to fixed charges was less than 1:1. The deficiency in 2002 was ($61,095), in thousands.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants or depositary shares.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be governed by an indenture between Kendle and, unless we name another trustee in the applicable prospectus supplement, LaSalle Bank, National Association, as trustee. There may be more than one trustee under the indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The debt securities may be secured or unsecured and may include senior debt securities and subordinated debt securities.

This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities. The forms of the indenture and the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the purchase price and other terms on which the debt securities may be redeemed, at our option or otherwise;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•	the place or places where the principal of and premium, if any, and interest shall be payable, and where the debt securities may be surrendered for transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provisions;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption or repurchase at the holder’s option;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	any provisions relating to the defeasance of our obligations in connection with the debt securities;

•	any provisions regarding the convertibility or exchangeability of the debt securities into our common stock or other securities;

•	the terms of any transfer, mortgage, pledge or assignment as security for the debt securities;

•

whether any debt securities will be issued in the form of a global security, and any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	whether the debt securities are senior or subordinated debt securities, and any related provisions (including, if applicable, subordination provisions); and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law.

Events Of Default

General

You will have special rights if an “event of default” occurs with respect to any series, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” with respect to any series of debt securities means any of the following:

•	we do not pay interest on any debt securities of that series within 30 days of its due date;

•	we do not pay the principal or any premium on any debt securities of that series on its due date;

•	if applicable, we do not make a sinking fund payment on its due date;

•	we remain in breach of any covenant or warranty described in the indenture and applicable to the debt securities of that series for 60 days after we receive a notice stating we are in breach;

•	certain events of bankruptcy, insolvency or reorganization of us; or

•	any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

With respect to events of default relating to certain events of bankruptcy, insolvency or reorganization of us, all principal and accrued interest on the debt securities shall become immediately due and payable. If another event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes we can make to the indenture and the debt securities through a supplemental indenture.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indenture or your debt securities without your specific approval. Following is a list of those types of changes:

•	a change in the payment due date of the principal or interest on a debt security;

•	a reduction in any amounts due on a debt security;

•	a reduction in the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	a change in the place of payment on a debt security;

•	any impairment of your right to sue for payment;

•	a reduction in the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•

a reduction in the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modification of any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	any other change specified in the prospectus supplement relating to the debt securities of that series.

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by holders of debt securities. This type of change is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

SEC Reporting

Pursuant to the Indenture, we are required to deliver to the trustee, no later than the time such report is required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report we are required to file with the SEC pursuant to

Section 13 or 15(d) of the Exchange Act; provided, however, that we will not be required to deliver to the trustee any material for which we have sought and received confidential treatment from the SEC; provided further, each such report will be deemed to be so delivered to the trustee if we file such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act). In the event we are at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, we will continue to provide the trustee and, upon request, any holder, within the time period that we would have been required to file annual and quarterly reports with the SEC (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if we were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act (which, in the case of our annual financial statements, will be audited), in each case, together with a management’s discussion and analysis of financial condition and results of operations. The indenture also requires us to comply with the provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended.

Consolidation, Merger And Sale Of Assets

We may consolidate or merge with or into another entity, and we may sell or lease or otherwise dispose of all or substantially all of our property or assets to another corporation, if the following conditions, among others, are met:

•

where we merge out of existence or sell or lease substantially all our property or assets, the other entity must be a corporation organized under the laws of a State or Commonwealth of the United States or the District of Columbia or under U.S. federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Subordination Provisions Relating to Subordinated Debt

The debt securities of a series may be subject to contractual subordination provisions. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before a defined class of “senior indebtedness” is paid in full or during certain periods when a payment default or other default exists with respect to certain senior indebtedness. If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions and the definition of senior indebtedness that apply to the subordinated debt securities.

If the trustee or any holder of the series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for our common stock or other securities. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Discharge

Unless otherwise indicated in an applicable prospectus supplement, we may satisfy and discharge our obligations thereunder with respect to the debt securities of any series, when either:

•

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities of that series that have been replaced or paid and debt securities of that series for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

•

all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of that series, cash, government securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption.

Defeasance

Unless otherwise indicated in an applicable prospectus supplement, we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“legal defeasance”) except for

•

the rights of holders of the outstanding debt securities of that series to receive payments in respect of the principal of, or premium or interest, if any, on the debt securities of that series when such payments are due from the trust referred to below;

•

our obligations with respect to the debt securities of that series concerning issuing temporary securities, registration of securities, mutilated, destroyed, lost or stolen securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the applicable trustee and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in respect of the debt securities of any series that are described in the indenture (“covenant defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of that series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency and similar events) described under “-Events of Default” will no longer constitute an event of default with respect to the debt securities of that series.

In order to exercise either legal defeasance or covenant defeasance we are required to meet specific conditions, including:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of that series, cash, government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, or premium and interest, if any, on the outstanding debt securities of that series on the stated maturity or on the applicable redemption date, as the case may be;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Form, Exchange, Registration And Transfer

Unless otherwise provided in a prospectus supplement, we intend to issue debt securities only in registered global form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment And Paying Agents

We will pay interest to you if you are a holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

DESCRIPTION OF COMMON STOCK

The following summary of some provisions of our capital stock is not complete. You should refer to our articles of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and applicable law for more information.

General

We are authorized to issue 45,000,000 shares of common stock, of which 14,486,894 shares were issued and 14,463,842 shares were outstanding at March 19, 2007.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders do not have the right to cumulate their votes in the election of directors.

Holders of our common stock are entitled to share in dividends as declared by our Board of Directors in its discretion. In the event of our liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after payment of liabilities. Shareholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of our stock or any other securities of ours. We do not have any redemption or sinking fund provisions with regard to our common stock. All outstanding shares of common stock are fully paid, validly issued and non-assessable.

The vote of holders of a majority of all outstanding shares of common stock is required to amend our articles of incorporation and to approve mergers, reorganizations, and similar transactions.

Provisions Affecting Business Combinations

We are subject to Chapter 1704 of the Ohio Revised Code, which prohibits us from entering into transactions with persons owning 10% or more of our outstanding voting power for at least three years after attaining 10% ownership unless the Board of Directors has approved the acquisitions of shares resulting in such ownership. Ohio Revised Code §1707.043 requires a person or entity making a proposal to acquire control of us to repay us any profits made from trade in our stock within 18 months after making the control proposal.

In 1999, Kendle’s Board of Directors adopted a shareholder rights plan to protect against certain types of takeover practices that could deprive Kendle shareholders of the fair value of their shares. Kendle’s plan provides that, in the event any person or entity acquires 15% or more of its outstanding common stock, shareholders will be entitled to purchase shares of Kendle common stock, or in certain instances shares of the acquirer, at a discounted price.

These provisions of our rights plan and Ohio law would be important in any attempted takeover of us and could operate, depending on how utilized by the Board of Directors, either to discourage a hostile takeover or to enable the Board of Directors to negotiate a higher price than may be initially proposed in any such situation.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Our Board of Directors is authorized to issue up to 100,000 shares of preferred stock. Our Board of Directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, our Board of Directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. An example includes issuances to obtain additional financing in connection with acquisitions or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of us.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our Board of Directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that our Board of Directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer. We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrant; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock that is issued and purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock that is issued and purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time. These provisions would be important to holders of depositary receipts. Pricing and related terms are not included in this summary and will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder as instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up. We may also terminate the deposit agreement at any time we wish with at least 60 days prior written notice to the depositary. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

Reports to Holders

We will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. The prospectus supplement will include the names of underwriters, dealers or agents that we retain, will include the purchase price of the securities; our proceeds from the sale; any underwriting discounts or commissions and other items constituting underwriters’ compensation; and any securities exchanges on which the securities may be listed.

In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Securities may also be sold in one or more of the following transactions:

•

block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we may sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us, our affiliates, or be or have been customers of ours, our affiliates, or otherwise engage or have engaged in commercial activities with us, our affiliates, in the ordinary course of business.

LEGAL MATTERS

The legality of the common stock offered by this prospectus will be passed upon for us by Keating Muething & Klekamp PLL, Cincinnati, Ohio.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Kendle International Inc.’s (“Kendle”) Annual Report on Form 10-K and the combined balance sheet of the Phase II-IV Clinical Services Business (“Clinical Services”) as of October 20, 2004, and the related combined statement of operations, changes in invested equity and total comprehensive income, and cash flows for the period from January 1, 2004 to October 20, 2004 incorporated in this prospectus by reference from Kendle International, Inc.’s Form 8-K/A dated November 1, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined audited historical financial statements of Phases II-IV Clinical Services Business of Charles River Laboratories International Inc. included in Kendle International Inc’s Current Report on Form 8-K/A dated November 1, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions are estimated below:

Registration fee	$9,210
Trustee fees and expenses	$10,000
Printing costs	$10,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Miscellaneous	$10,790

Total	$100,000

All of the above expenses other than the Registration Fee are estimates. All of the above expenses will be borne by the Registrant.

Item 15.	Indemnification of Directors and Officers.

Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the Shareholder or by the court. The Registrant’s Amended and Restated Code of Regulations extends such indemnification. The Registrant has entered into indemnification agreements with individual officers and directors.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Document
1*	Form of Underwriting Agreement

3.1**	Restated and Amended Articles of Incorporation of the Registrant (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-30581) filed by the Registrant), as amended by the Certificate of Amendment of the Registrant (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-23019) filed by the Registrant on April 14, 1999)

3.2**	Amended and Restated Code of Regulations of the Registrant (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-30581) filed by the Registrant)

4.1**	Specimen Common Stock Certificate of the Registrant (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-30581) filed by the Registrant)

4.2	Form of Indenture

4.3*	Form of Preferred Security

4.4*	Form of Deposit Agreement

4.5*	Form of Depositary Receipt

Exhibit No.	Description of Document
4.6*	Form of Warrant Agreement

4.7**	Shareholder Rights Agreement dated August 13, 1999 between the Registrant and The Fifth Third Bank, as Rights Agent (incorporated by reference to the Registrant’s filing on Form 8-A dated September 7, 1999)

5	Opinion of Keating Muething & Klekamp PLL

8*	Opinion of tax counsel

12	Statement Regarding Computation of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of PriceWaterhouseCoopers LLP

23.3	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5)

24	Powers of Attorney (contained on the signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of LaSalle Bank, National Association

*	To be filed as an exhibit to a Current Report on Form 8-K
**	Incorporated by reference from other documents filed with the Commission as indicated.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (1)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that

(1)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 21, 2007.

KENDLE INTERNATIONAL INC.

By:	/s/ CANDACE KENDLE
Candace Kendle Chairman, CEO and Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Candace Kendle or Karl Brenkert III, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ CANDACE KENDLE Candace Kendle	Chairman of the Board of Directors, Chief Executive Officer and Principal Executive Officer	March 21, 2007

/s/ CHRISTOPHER C. BERGEN Christopher C. Bergen	President, Chief Operating Officer and Director	March 21, 2007

/s/ KARL BRENKERT III Karl Brenkert III	Senior Vice President, Chief Financial Officer and Principal Financial and Accounting Officer	March 21, 2007

G. Steven Geis, Ph. D., M.D.	Director	March 21, 2007

/s/ DONALD C. HARRISON Donald C. Harrison	Director	March 21, 2007

/s/ TIMOTHY E. JOHNSON, PH.D. Timothy E. Johnson, Ph.D.	Director	March 21, 2007

Signature	Title	Date

Frederick A. Russ, Ph.D.	Director	March 21, 2007

/s/ ROBERT C. SIMPSON Robert C. Simpson	Director	March 21, 2007

/s/ ROBERT R. BUCK Robert R. Buck	Director	March 21, 2007